Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces Japanese Patent on Imaging System for Targeting Cardiac Therapies

July 15, 2021

SAN CARLOS, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a company focused on cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases today announces that the Japan Patent Office has granted Patent No: 6887216 titled, “Target Site Selection, Entry, and Update With Automatic Remote Image Annotation” with a patent term that will expire on January 8, 2034.

“This patent describes advances for image guided delivery of treatments for the heart, describing how procedures using interventional biotherapeutic delivery technologies to deliver biologics to specific target sites in the heart may be expected to be performed in the near future. The patented imaging system is designed to enable physicians to bring a previously obtained three-dimensional image of a patient’s heart from either MRI or CT scan into a procedure, predefine target sites and annotate the heart images to prepare for therapeutic intervention, and then deliver therapy to these target sites in a controlled fashion,” said Dr. Peter Altman, BioCardia CEO.

The patent claims a system for fluoroscopic imaging of a patient’s heart and means for registering and transposing a three-dimensional image of the heart onto two orthogonal, two-dimensional images which can be marked to show anatomical details as well as treatment planning information in the preoperative three-dimensional image. This new patent is anticipated to strengthen the protection of BioCardia efforts with respect to its cardiovascular therapeutic approaches already afforded by issued patents.

“This patent is a continued demonstration of our ongoing innovation in cardiovascular therapeutic development. We believe the imaging product described by this new patent, our transendocardial biotherapeutic delivery products, and our steerable vascular access technologies have significant value for physicians, patients, and partners in their own right as well as for enabling and enhancing our therapeutics under development,” added Dr. Altman.

BioCardia’s cardiac biotherapeutics under development include (1) the CardiAMP® autologous cell therapy in ischemic heart failure that has just had a positive independent data safety monitoring board review and randomized its 102nd patient, (2) the CardiAMP autologous cell therapy in chronic myocardial ischemia that has consented its first patient, and (3) the CardiALLO™ Neurokinin 1 receptor positive allogenic cell therapy which is awaiting final test results from its manufacturing validation runs.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system, the Morph® steerable guide and sheath catheter portfolio and the AVANCE™ steerable introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the protection provided by BioCardia patent applications and patents, enrollment in our pivotal trials, and the availability and use of new imaging technologies to enhance cardiovascular intervention. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Anne Laluc, Marketing

Email: alaluc@biocardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120